EX. 99.B9(b)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement (File Nos. 33-37972 and 811-5262) (the "Registration Statement") of MFS Series Trust VIII (the "Trust"), of my opinion dated February 23, 1998, appearing in Post-Effective Amendment No. 14 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 26, 1998.


                                             JAMES R. BORDEWICK, JR.
                                             --------------------------
                                             James R. Bordewick, Jr.
                                             Assistant Secretary

Boston, Massachusetts
February 24, 2000